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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Pegasus Gold Inc. on Form S-8 (Amended and Restated Employee Savings Plan of Pegasus Gold Corporation, File # 33-98968) of our report dated April 11, 1997, on our audits of the financial statements and supplemental schedules of Pegasus Gold Employee Savings Plan as of December 31, 1996 and 1995, and for the year ended December 31, 1996, which report is included in this filing on Form 11-K.




/s/  COOPERS & LYBRAND L.L.P.
     San Francisco, California
     June 24, 1997